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                                  EXHIBIT 23.1

                            CONSENT OF ERNST & YOUNG




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                                                                    Exhibit 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of PMR Corporation of our report dated June 14, 1996, except for the second paragraph of Note 6, as to which the date is July 3, 1996, included in the 1996 Annual Report to Shareholders of PMR Corporation.

Our audit also included the financial statement schedule of PMR Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8/S-3 No. 33-72664) pertaining to the Employees' Incentive Stock Option Plan of 1990 and the Outside Directors' Non-Qualified Stock Option Plan of 1992, the Registration Statement (Form S-3 No. 33-77848) pertaining to the registration of 554,272 shares of common stock and the Registration Statement (Form S-3 No. 33-97202) pertaining to the registration of 1,388,087 shares of common stock of our report dated June 14, 1996, except for the second paragraph of Note 6, as to which the date is July 3, 1996, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of PMR Corporation.





                                                 ERNST & YOUNG LLP



July 19, 1996
San Diego, California




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